UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
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Lions Gate Entertainment Corp.

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FOR IMMEDIATE RELEASE

LIONSGATE COMMENTS ON BRITISH COLUMBIA SECURITIES COMMISSION DECISION ON SHAREHOLDER RIGHTS PLAN

Company Urges Shareholders to Reject the Icahn Group’s Offer and Not Tender Their Shares

SANTA MONICA, Calif., and VANCOUVER, British Columbia, April 27, 2010 – Lionsgate (NYSE: LGF) today issued the following statement in response to the British Columbia Securities Commission’s (the “BCSC”) decision to cease trade the Lionsgate Shareholder Rights Plan (the “Shareholder Rights Plan”).

“Lionsgate is disappointed by the BCSC’s decision.  The Company believes that its shareholders’ right to vote is paramount and any decision to cease trade the Shareholder Rights Plan should have been withheld until Lionsgate shareholders had the opportunity to consider and to vote upon it at the Special Meeting of Shareholders on May 4, 2010.

“The Shareholder Rights Plan was implemented to help ensure that all Lionsgate shareholders are treated equally and fairly in connection with any proposals to acquire effective control of the Company and has succeeded in getting the Icahn Group to amend its offer on two separate occasions.

“The Icahn Group’s offer continues to be subject to a number of conditions, including the minimum tender condition and necessary approval under the Investment Canada Act.  The Board and its advisors are reviewing the decision of the BCSC and considering all of Lionsgate’s options, including applying for an appeal of the BCSC decision.

“The Board continues to recommend that shareholders vote FOR the approval of the Shareholder Rights Plan at the Special Meeting of Shareholders which is scheduled for May 4, 2010.”

In addition, the Board continues to recommend that shareholders reject the Icahn Group’s unchanged, unsolicited offer to purchase up to all of the common shares of Lionsgate for U.S.$7.00 per share because it is financially inadequate, opportunistic and coercive, and is not in the best interests of Lionsgate, its shareholders and other stakeholders.  The Board strongly recommends that shareholders protect the value of their investment by NOT tendering their shares into the Icahn Group’s offer.

Morgan Stanley & Co. Incorporated is serving as financial advisor to Lionsgate and Heenan Blaikie LLP is serving as legal advisor.  Perella Weinberg Partners LP is serving as financial advisor to the Special Committee of the Lionsgate Board of Directors and Wachtell, Lipton, Rosen & Katz is serving as U.S. legal advisor and Goodmans LLP is serving as Canadian legal advisor.

About Lionsgate

Lionsgate (NYSE: LGF - News) is the leading next generation studio with a strong and diversified presence in the production and distribution of motion pictures, television programming, home entertainment, family entertainment, video-on-demand and digitally delivered content. The Company has built a strong television presence in production of prime time cable and broadcast network series, distribution and syndication of programming through Debmar-Mercury and an array of channel assets. Lionsgate currently has nearly 20 shows on 10 different networks spanning its prime time production, distribution and syndication businesses, including such critically-acclaimed hits as “Mad Men,” “Weeds” and “Nurse Jackie” along with new series such as “Blue Mountain State” and the syndication successes “Tyler Perry's House of Payne,” its spinoff “Meet The Browns” and “The Wendy Williams Show.”

Its feature film business has generated such recent hits as TYLER PERRY’S WHY DID I GET MARRIED TOO? and the critically-acclaimed PRECIOUS, which has garnered nearly $50 million at the North American box office and won two Academy Awards(R). The Company’s home entertainment business has grown to more than 7% market share and is an industry leader in box office-to-DVD revenue conversion rate. Lionsgate handles a prestigious and prolific library of approximately 12,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate brand remains synonymous with original, daring, quality entertainment in markets around the world.

Additional Information

This press release does not constitute an offer to buy or solicitation of an offer to sell any securities. Lionsgate has filed and amended a Solicitation/Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission (the “SEC”) and a notice of change to directors’ circular with Canadian securities regulators. Any Solicitation/Recommendation Statement and directors’ circular or amendment thereto filed by Lionsgate that is required to be mailed to shareholders will be mailed to shareholders of Lionsgate. In addition, Lionsgate has filed a proxy statement with the SEC and Canadian securities regulators in connection with the special meeting of shareholders and has mailed such proxy statement to shareholders of Lionsgate. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC OR CANADIAN SECURITIES REGULATORS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN CERTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the Solicitation/Recommendation Statement, the directors’ circular, any amendments or supplements thereto, the proxy statement, and other documents filed by Lionsgate with the SEC and Canadian securities regulators related to the Icahn Group’s unsolicited tender offer for no charge in the “Investors” section of Lionsgate’s website at www.lionsgate.com or at the SEC’s website at www.sec.gov or at www.sedar.com. Copies will also be available at no charge by writing to Lionsgate at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404.

Certain Information Regarding Participants

Lionsgate and certain of its directors and executive officers may be deemed to be participants under the rules of the SEC. Shareholders may obtain information regarding the names, affiliations and interests of Lionsgate’s directors and executive officers in Lionsgate’s Annual Report on Form 10-K filed with the SEC on June 1, 2009, as updated in Exhibit 99.1 to Lionsgate’s Current Report on Form 8-K filed with the SEC on October 13, 2009, and its proxy statement for the 2009 Annual Meeting filed with the SEC on August 17, 2009. To the extent that holders of Lionsgate securities have changed since the amounts printed in the proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is included in the proxy statement filed with the SEC and may be included in other relevant materials to be filed with the SEC if and when they become available. These documents (when available) can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, actions taken by the Icahn Group, actions taken by shareholders in respect of the offer, the possible effect of the offer on Lionsgate’s business (including, without limitation, on Lionsgate’s credit facilities and notes), the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by Lionsgate’s credit facilities, unpredictability of the commercial success of Lionsgate’s motion pictures and television programming, the cost of defending Lionsgate’s intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors found under the heading “Risk Factors” in Lionsgate’s 2009 Annual Report on Form 10-K filed with the SEC on June 1, 2009, as updated in Exhibit 99.1 to Lionsgate’s Current Report on Form 8-K filed with the SEC on October 13, 2009, and Lionsgate’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2009 filed with the SEC on February 9, 2010. As a result, these statements speak only as of the date they were made and Lionsgate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless such updates or revisions are required by applicable law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “forecasts” and similar expressions are used to identify these forward-looking statements.

Contacts:

Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

Andrea Priest / Annabelle Rinehart
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449